Exhibit 2.1

Executive Version

AMENDMENT & OPTION EXERCISE AGREEMENT

THIS AMENDMENT & OPTION EXERCISE AGREEMENT (this “Agreement”) is entered into as of July 30, 2019, by and between (i) North Investors LLC, an Arizona limited liability company (“North Investors”), (ii) Villa Entertainment Group, LLC, a California limited liability company (“Villa”), (iii) TCF California Holding Company, a California corporation (“TCF”), (iv) The Cheesecake Factory Incorporated, a Delaware corporation (“Cake”), (v) Samuel W. Fox (“Fox”), (vi) Fox Restaurant Concepts LLC, an Arizona limited liability company (“FRC”), (vii) North Restaurants LLC, an Arizona limited liability company (“North Restaurants”), (viii) each of the Persons listed on Exhibit A (each, a “North LLC” and collectively, the “North LLCs”) and (ix) FRC Management LLC, an Arizona limited liability company (“FRC Management”).  North Investors, Villa, TCF, Cake, Fox, FRC, North Restaurants and the North LLCs shall each be referred to herein as a “Party” and collectively, the “Parties.”  Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed thereto in the Original Operating Agreement (as defined below).

RECITALS

WHEREAS, FRC, North Investors, Villa and TCF entered into an Operating Agreement of North Restaurants, dated as of November 14, 2016 (the “Original Operating Agreement” and, as amended hereby, the “Operating Agreement”);

WHEREAS, pursuant to Section 12.10 thereof, the Original Operating Agreement may be amended by a written amendment approved by its Members;

WHEREAS, North Investors and TCF (constituting all of the Members of North Restaurants) desire to amend the Original Operating Agreement pursuant to Section 12.10 thereof as provided herein;

WHEREAS, TCF desires to exercise the Option and provide notice of such exercise to North Investors and FRC (in its capacity as the Manager of North Restaurants), and TCF and North Investors desire to effectuate the Option Purchase as provided herein;

WHEREAS, the Parties entered into a Purchase Agreement (North Italia), dated as of November 14, 2016 (the “Original Purchase Agreement” and, as amended hereby, the “Purchase Agreement”);

WHEREAS, pursuant to Section 16(b) thereof, the Original Purchase Agreement may be amended by a written modification executed by each party thereto; and

WHEREAS, the Parties desire to amend the Original Purchase Agreement pursuant to Section 10.5 thereof to incorporate certain changes as provided herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1  Option Purchase.

(a)        Option Notice.  Pursuant to Section 8.7(a)(i) of the Operating Agreement, TCF hereby delivers written notice to North Investors and FRC (in its capacity as the Manager of North Restaurants) of its election to require North Investors, the only other holder of a Membership Interest other than TCF and its Affiliates, to sell, assign, transfer and convey such Membership Interests to TCF in accordance with the terms of the Operating Agreement and this Agreement.  TCF, FRC, Villa and North Investors hereby acknowledge and agree that (i) this Agreement shall constitute the Option Notice, (ii) the Option Date shall be the date hereof and (iii) the Option Purchase shall be consummated on the terms set forth in Section 8.7 of the Operating Agreement (as modified pursuant to this Agreement).  Each of FRC, Villa and North Investors hereby acknowledge and agree that it has received the Option Notice as required by Section 8.7(a)(iv).

(b)        Closing Date.  Pursuant to Section 8.7(c)(iii) of the Operating Agreement, FRC and TCF mutually agree that, subject to the satisfaction of the conditions set forth in Section 8.8 of the Operating Agreement (or the waiver thereof by the party entitled to waive that condition), the Closing Date shall be October 2, 2019 (or, if such conditions are not satisfied on such date, November 6, 2019) and the closing of the Option Purchase (the “Closing”) shall be deemed to take place at the offices of Latham & Watkins LLP at 355 South Grand Avenue, Suite 100, Los Angeles, California 90071-1560 at 12:01 a.m. local time on the Closing Date (and adjusted across time zones such that the Closing shall be deemed to have been effective as of 12:01 a.m. in each time zone), unless another time and/or date are agreed to in writing by FRC and TCF.

(c)        Initial Acquisition Price.  Each Party hereby agrees that the “Initial Acquisition Price” shall be $120,000,000, less the amount of indebtedness of North Restaurants and its Subsidiaries set forth in (i) the Payoff Letters.

(d)        No Adjusted Acquisition Price.  Notwithstanding anything to the contrary set forth in the Operating Agreement, the Purchase Agreement or this Agreement Party hereby acknowledges and agrees that (i) there will be no adjustments to the amount of the Initial Acquisition Price as set forth in the first sentence of Section 1(c), (ii) for purposes of the Operating Agreement, the “Adjusted Acquisition Price” shall be deemed to equal the Initial Acquisition Price as set forth in the first sentence of Section 1(c) and (iii) any and all provisions in the Original Agreements or the Escrow Agreement directly pertaining to the Adjusted Acquisition Price shall be of no force and effect.

(e)        Forbearance.  Until the earlier of the termination of this Agreement in accordance with Section 3 and the consummation of the Option Purchase, TCF shall not exercise the Option pursuant to Section 8.7(a)(ii) or Section 8.7(a)(iii) of the Operating Agreement, and North Investors shall not exercise the Put pursuant to Section 8.7(b) of the Operating Agreement.

Section 2  Governmental Approvals; Consents.

(a)        Upon the terms and subject to the conditions set forth in the Purchase Agreement, the Operating Agreement and this Agreement, each of the Parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary to consummate and make effective, as promptly as commercially practicable, the Option Purchase, including using commercially reasonable efforts to obtain all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and to make all necessary registrations and filings (including filings with Governmental Authorities, which shall include filing the premerger notifications and related documentation required under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (“HSR Act”) no later than ten Business Days following the date hereof) and to take all commercially reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid a legal proceeding by, any Governmental Authority.  Each of TCF and North Restaurants shall pay 50% of the HSR Act filing fees related to such filing.  Notwithstanding the foregoing, TCF shall not have any obligation to (and North Restaurants and its Affiliates shall not without TCF’s prior written request) (x) propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of TCF, North Restaurants or any of their Subsidiaries or Affiliates or (y) otherwise take or commit to take any actions that would limit the freedom of TCF, North Restaurants or any of their Subsidiaries or their Affiliates with respect to, or their ability to retain, one or more of their businesses, product lines or assets.

(b)        Before the Closing, North Restaurants shall use all commercially reasonable efforts to obtain, and to cooperate in obtaining, all consents, approvals, waivers, licenses, permits, franchises and authorizations (“Consents”) from third parties necessary or appropriate to permit the consummation of the Option Purchase; provided,  however, that the Parties shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such Consent may be required (other than customary filing fees payable to Governmental Authorities and nominal filing or application fees payable to other third parties) and no Party shall agree to any conditions or restrictions imposed by any third party that, individually or in the aggregate, would materially impair (or could reasonably be expected to materially impair) the ability of such Party to consummate the Option Purchase or would reasonably be expected to have a material adverse effect on the economic benefits to TCF arising therefrom.

(c)        Prior to the Closing, subject to Laws relating to the sharing of information, each of the Parties shall have the right to review in advance, and to the extent practicable each will consult the others on, any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the Option Purchase.  Each of the Parties shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any such filing or submission.  Furthermore, the Parties shall (i) keep each other fully informed of all communications received from, or made to, and any inquiries or requests for additional information or documents from, the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice or any other Governmental Authority in connection with the transactions contemplated hereby, (ii) not make any submission to a Governmental Authority related to the transactions contemplated hereby without first having provided the other party and its counsel a reasonable opportunity to provide comments on such submission, and having considered such comments in good faith and (iii) promptly and completely provide any information or documents requested by any Governmental Authority in connection with transactions contemplated hereby.

Section 3  Termination.

(a)        Termination.  Notwithstanding anything to the contrary set forth in the Operating Agreement, the Purchase Agreement or this Agreement, this Agreement may be terminated and the Option Purchase may be abandoned at any time prior to the Closing:

(i)         by mutual written consent of TCF and North Investors; or

(ii)       by TCF or North Investors if the Option Purchase shall have not been consummated by November 6, 2019 (the “Outside Date”); provided,  however, that the right to terminate pursuant to this Section 3(a)(ii) shall not be available to TCF or North Investors, as applicable, in the event that failure to fulfill any material obligations of such Party under this Agreement or Sections 8.7 and 8.8 of the Operating Agreement has been the principal cause of or resulted in the failure of the Closing to occur on or before the Outside Date.

(b)        Effect of Termination.  If this Agreement is terminated and the Option Purchase is abandoned as described in Section 3(a), then this Agreement shall become null and void and of no further force and effect, and all further obligations of the Parties under this Agreement will terminate, except (a) for Section 3 and Section 7, and (b) following the termination of this Agreement, nothing herein shall relieve any Party from liability for any breach of this Agreement occurring prior to the termination of this Agreement.

(c)        Certain Conditions Precedent.

(i)         Assignment Agreement.  At the Closing, North Investors will deliver to TCF, and TCF will deliver to North Investors an assignment agreement, in a form reasonably acceptable to TCF, assigning North Investors’ Membership Interests to TCF free and clear of any Lien, which assignment agreement shall be deemed to be the written instrument of assignment under Section 8.8(a) of the Operating Agreement.

(ii)       Transferee.  TCF, FRC, Villa and North Investors acknowledge and agree that TCF is already bound by the terms of the Operating Agreement, and no further action on the part of TCF shall be required to satisfy the requirements of Section 8.8(b) of the Operating Agreement.

(iii)      Payoff Letters.  At least three Business Days prior to the Closing, North Restaurants will deliver to TCF payoff letters executed by the lenders under any third-party indebtedness of North Restaurants or its Subsidiaries, including Lender, to evidence the full payment of such indebtedness and full and complete release of any security therefor (“Payoff Letters”), which Payoff Letters shall be in form and substance reasonably acceptable to TCF.  At the Closing, TCF shall pay, on behalf of North Restaurants, the amount of such Payoff Letters by wire transfer of immediately available funds to an account or accounts of the applicable payees thereof designated in the Payoff Letters.

(d)        Manager Determinations.  Pursuant to Section 8.8(d) of the Operating Agreement, FRC (in its capacity as the Manager of North Restaurants) hereby acknowledges and agrees that it is reasonably satisfied that after the completion of the Option Purchase, the Company will (i) remain qualified to do business in each jurisdiction in which the Company is qualified, organized or does business; maintain its status as a partnership for federal and applicable state tax purposes; (ii) comply with any applicable state and federal laws including securities laws and regulations and not subject the Company to any public reporting requirements; and (iii) not require registration of the Membership Interest under any federal or state securities laws.

Section 4  Amendments to Original Operating Agreement.

(a)        Amendment to Section 1.9.  Section 1.9 of the Original Operating Agreement is hereby amended by adding the following prior to the first sentence thereof: “All capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Purchase Agreement and Operating Agreement (and in the event of a conflict between the two, the definition in the Operating Agreement shall prevail)”.

(b)        Amendment to Section 8.7(a).  Section 8.7(a) of the Original Operating Agreement is hereby amended by deleting the reference to the month of “August 30” and inserting in its place “July 31”.

(c)        Amendment to Section 8.8.  Section 8.8 of the Original Operating Agreement is hereby amended by adding the following after Section 8.8(d) of the Original Operating Agreement:

“(e)      The waiting period applicable to the consummation of the Option Purchase under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder shall have expired or been terminated.”

(d)        Amendment to Exhibit E.  Exhibit E of the Original Operating Agreement is hereby amended and restated as follows: “[Reserved]”.

Section 5  Amendments to Original Purchase Agreement.

(a)        Amendment to Section 8.  Effective upon the Closing, Section 8 of the Original Purchase Agreement is hereby amended and restated as follows: “[Reserved]”.

(b)        Amendment to Section 9.  Effective upon the Closing, Section 9 of the Original Purchase Agreement is hereby amended and restated as follows: “[Reserved]”.

(c)        Amendment to Section 12.  Effective upon the Closing, Section 12 of the Original Purchase Agreement is hereby amended and restated as follows: “[Reserved]”.

(d)        Amendment to Section 14.  Effective upon the Closing, Section 14 of the Original Purchase Agreement is hereby amended and restated as follows: “[Reserved]”.

Section 6  Representations and Warranties.  Each Party represents and warrants to each other Party as follows:

(a)        Organization, Standing and Power.  Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full power and authority to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted.

(b)        Authority; Execution and Delivery; Enforceability.  Such Party has full power and authority to execute, deliver and perform its obligations under this Agreement and, if applicable, to consummate the Option Purchase.  The execution, delivery and performance by such Party of this Agreement and, if applicable, the consummation by such Party of the Option Purchase have been duly authorized by all necessary corporate, limited liability company or other entity action of such Party.  Such Party has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by applicable laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(c)        Ownership.  In the case of North Investors, North Investors owns all of the Membership Interest of the Company (other than the Membership Interest owned by TCF and its Affiliates) free and clear of all Liens (except the NBA Liens (as defined in the Original Purchase Agreement)) and other defects in title of any kind or description.

(d)        Bring-Down.  In the case of North Investors, North Investors hereby makes each of the representations and warranties of North Investors (with the updated and amended disclosure schedule dated as of the Closing Date) set forth in the Original Purchase Agreement as of Closing Date.

Section 7  Miscellaneous.

(a)        Governing Law.  This Agreement and all actions (whether at law, in contract, in tort or otherwise) arising out of or relating to this Agreement will be governed by and construed according to the laws of the State of Arizona without regard to conflicts of law principles and will bind and inure to the benefit of the heirs, successors, assigns, and personal representatives of the Parties; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, ANY DISPUTES INVOLVING THE TCF FINANCING SOURCES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING REGARD TO CONFLICTS OR CHOICE OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. Each Party hereto waives any objection based on forum non conveniens and waives any objection to venue of any action instituted hereunder. EACH PARTY HERETO IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY LAW) ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING (WHETHER AT LAW, IN CONTRACT, IN TORT OR OTHERWISE) INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS OBLIGATIONS HEREUNDER, INCLUDING IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY TCF FINANCING SOURCE.

(b)        Enforcement.  The Parties agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.  Any requirements for the securing or posting of any bond in connection with such remedy are waived.  Each of the Parties hereby irrevocably waives, and agrees not to assert or attempt to assert, by way of motion or other request for leave from the court, as a defense, counterclaim or otherwise, in any proceeding, any claim or argument that there is an adequate remedy at law or that an award of specific performance is not otherwise an available or appropriate remedy.  Notwithstanding anything to the contrary in this Agreement or the Original Purchase Agreement, each Party agrees that nothing in this Agreement shall require TCF or any of its Affiliates to enforce and none of the Parties shall be entitled to seek specific performance, injunctive relief or other equitable remedies to cause TCF or any of its Affiliates to enforce their respective rights under the TCF Loan Agreement or cause TCF Financing to be funded.

(c)        Notices. Notices may be delivered either by United States mail, electronic mail, hand delivery, recognized overnight air service (e.g., Federal Express) or facsimile. Any notice or document required or permitted hereunder shall be in writing and shall be deemed to be given on the date received by the recipient; provided, however, that all notices and documents mailed in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the recipient at its respective address as shown in the signature pages to this Agreement, shall be deemed to have been received five (5) days after mailing, and all notices and documents delivered by electronic mail or facsimile to a recipient at its respective electronic mail address or facsimile number, if any, as shown in the signature pages to this Agreement shall be deemed to have been received by the recipient upon the later of twenty-four (24) hours after transmission or 5:00 p.m. local time of the recipient on the next Business Day following the day of transmission of such electronic mail or facsimile. The mailing address, electronic mail address and facsimile number of each of the Party shall be for all purposes as set forth in the signature pages to this Agreement unless otherwise changed by such Party by notice to the Company and all other Parties as provided herein.

(d)        Interpretation; Captions.  The headings contained herein and in any Exhibit hereto are for reference purposes only and shall not affect in any way the meaning or interpretation hereof. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part hereof as if set forth in full herein.  Any capitalized terms used in any Exhibit, but not otherwise defined therein, shall have the meaning as defined herein.  When a reference is made herein to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.  For all purposes of this Agreement, unless otherwise specified herein, (i) “or” shall be construed in the inclusive sense of “and/or”; (ii) words (including capitalized terms defined herein) in the singular shall be construed to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be construed to include the other gender as the context requires; (iii) the terms “hereof” and “herein” and words of similar import shall be construed to refer to this Agreement as a whole (including all the Exhibits and Schedules) and not to any particular provision of this Agreement; (iv) the terms “including” and “include” mean “including, without limiting the generality of the foregoing”; and (v) all references herein to “$” or dollars shall refer to United States dollars.  Each representation, warranty, covenant and agreement contained herein shall have independent significance.  Accordingly, if any representation, warranty, covenant or agreement contained herein is breached, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) shall not detract from or mitigate the breach of the first representation, warranty, covenant or agreement.  Except to the extent a shorter time period is expressly set forth herein for a particular cause of action, actions hereunder may be brought at any time prior to the expiration of the longest time period permitted by applicable law.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-business day, the period in question shall end on the next succeeding business day.

(e)        Amendments.  Except as otherwise provided in this Agreement, this Agreement shall not be altered, modified or changed except by a written amendment approved by each Party.  Notwithstanding the foregoing, the provisions of Section 7(a), (b) (n) and this Section 7(e) (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of such sections) may not be amended, supplemented, waived or otherwise modified in any manner that is materially adverse to the TCF Financing Sources without the prior written consent of each TCF Financing Source.

(f)        The Original Agreements.  Except as specifically amended hereby, the Original Operating Agreement and Original Purchase Agreement (the “Original Agreements”) shall continue in full force and effect in accordance with the provisions thereof in existence on the date hereof.  Unless the context otherwise requires, after the date hereof, any reference to either of the Original Agreements shall mean such Original Agreement as amended hereby.

(g)        Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.  The exchange of copies hereof, including signature pages hereto, by facsimile, e mail or other means of electronic transmission shall constitute effective execution and delivery hereof as to the Parties and may be used in lieu of the original Agreement for all purposes.  Signatures transmitted by facsimile, e-mail or other means of electronic transmission shall be deemed to be original signatures for all purposes.

(h)        Inconsistencies.  In the event of any inconsistency between this Agreement and either of the Original Operating Agreement or the Original Purchase Agreement, this Agreement shall prevail.

(i)         Expenses.  Except as otherwise expressly set forth in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense.

(j)         Attorneys’ Fees.  If any proceeding relating to this Agreement or any of the transactions contemplated hereby or the enforcement thereof is brought against any Party, the prevailing Party, if any, shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).

(k)        Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable by any Party without the prior written consent of all other Parties. Notwithstanding the foregoing, TCF may, without the consent of any other Party, assign all or any portion of its rights and obligations hereunder to any Affiliate or Affiliates of TCF.  No such assignment shall release TCF from any of its obligations hereunder without the consent of other Parties.

(l)         Severability.  If any provision hereof (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

(m)       Definitive Documentation.  This agreement constitutes one of the Definitive Documentation (as defined in the Original Purchase Agreement).

(n)        TCF Financing Sources.  Notwithstanding anything to the contrary contained herein, each Party (other than TCF) hereby irrevocably and unconditionally agrees that none of the TCF Financing Sources shall have any liability or obligation to any Seller under or in connection with this Agreement, any commitment letter, engagement letter or definitive financing document (including the TCF Loan Agreement) or any of the transactions contemplated hereby or thereby (including with respect to the TCF Financing).  Each Party (other than TCF) hereby waives any and all rights or claims and causes of action (whether at law, in equity, in contract, in tort or otherwise) against the TCF Financing Sources that may be based upon, arise out of or relate to this Agreement, any commitment letter, engagement letter or definitive financing document (including the TCF Loan Agreement) or any of the transactions contemplated hereby or thereby (including the TCF Financing), and each Seller agrees not to commence or support a proceeding against any TCF Financing Source in connection with this Agreement or any commitment letter, engagement letter or definitive financing document (including the TCF Loan Agreement) or any of the transactions contemplated hereby or thereby (including any proceeding related to the TCF Financing). Nothing in this Section 7(n) will limit the rights of TCF or its affiliates in respect of the TCF Financing under the TCF Loan Agreement.  Without limiting the foregoing, no TCF Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature to any Seller. The TCF Financing Sources shall be express third party beneficiaries of this Section 7(n) and Sections 7(a),  (b) and (e), each of such sections shall expressly enure to the benefit of the TCF Financing Sources and the TCF Financing Sources shall be entitled to rely on and enforce the provisions of such Sections. For purposes of this Section 7, the following capitalized terms shall have the following meanings:

“TCF Financing” means one or more loans or extensions of credit made under the TCF Loan Agreement in order to financing in part the payment of the Initial Acquisition Price.

“TCF Financing Sources” means the agents, arrangers, lenders, issuing banks and other persons that have committed to provide or arrange or otherwise entered into the TCF Loan Agreement or otherwise agreed to provide any portion of the TCF Financing, together with their respective Affiliates and their and such Affiliates’ respective direct or indirect, former, current or future general and limited partners, officers, directors, employees, controlling persons, agents, representatives, advisors and counsel and their respective successors and assigns.

“TCF Loan Agreement” means that certain Third Amended and Restated Loan Agreement, dated as of July 30, 2019, among The Cheesecake Factory Incorporated, the owner of 100% of the capital stock of TCF, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as the same may be amended, restated or supplemented from time to time.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

THE CHEESECAKE FACTORY INCORPORATED

By:	/s/ David Overton
Name:	David Overton
Title:	Chief Executive Officer

Contact Information:

TCF CALIFORNIA HOLDING COMPANY

By:	/s/ David Overton
Name:	David Overton
Title:	President and Chief Executive Officer

Contact Information:

VILLA ENTERTAINMENT GROUP, LLC

By:	/s/ Randy Delano
Name:	Randy Delano
Title:	Managing Member

Contact Information:

[Signature Page to Amendment and Option Exercise Agreement]

FOX RESTAURANT CONCEPTS LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

FRC MANAGEMENT LLC
By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

NORTH INVESTORS LLC

By: Fox Restaurant Concepts LLC
Its: Manager

By: FRC Management LLC
Its: Manager

	By:	/s/ Brian Stoll
	Name:	Brian Stoll
	Title:	Chief Financial Officer

Contact Information:

[Signature Page to Amendment and Option Exercise Agreement]

NORTH RESTAURANTS LLC

By: Fox Restaurant Concepts LLC
Its: Manager

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

[Signature Page to Amendment and Option Exercise Agreement]

NORTH LLCs:

FRC NORTH-ITALIAN (TUCSON) LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

FRC NORTH (KC 119)

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

[Signature Page to Amendment and Option Exercise Agreement]

FRC (NORTH – 119) LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

FRC (NORTH-CHERRY CREEK) LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

[Signature Page to Amendment and Option Exercise Agreement]

FRC NORTH-ITALIAN LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

FRC 40TH STREET LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

[Signature Page to Amendment and Option Exercise Agreement]

FRC NORTH HOUSTON LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

FRC (NORTH-DOMAIN AUSTIN) LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

[Signature Page to Amendment and Option Exercise Agreement]

FRC – AUSTIN MANAGEMENT LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

FRC DOMAIN BEVERAGES LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

[Signature Page to Amendment and Option Exercise Agreement]

FRC NORTH THE POINT LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

FRC NORTH (PARK PLACE) LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

[Signature Page to Amendment and Option Exercise Agreement]

NORTH LEGACY WEST LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

NORTH FV LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

[Signature Page to Amendment and Option Exercise Agreement]

NORTH 2ND STREET LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

FRC NORTH ONE PASEO LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

[Signature Page to Amendment and Option Exercise Agreement]

FRC NORTH-ITALIAN (ARROWHEAD) LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:

[Signature Page to Amendment and Option Exercise Agreement]

PURCHASE AGREEMENT

(NORTH ITALIA)

THIS PURCHASE AGREEMENT (NORTH ITALIA) (“Agreement”) is made and effective as of November 14, 2016 (“Effective Date”), by and among The Cheesecake Factory Incorporated, a Delaware corporation (“CAKE”), TCF California Holding Company, a California corporation (“TCF”), Samuel W. Fox (“Fox”), Fox Restaurant Concepts LLC, an Arizona limited liability company (“FRC”), FRC Management LLC, an Arizona limited liability company (“FRC Management”), Villa Entertainment Group, LLC, a California limited liability company (“Villa”), North Investors LLC, an Arizona limited liability company (“North Investors”), North Restaurants LLC, an Arizona limited liability company (“North Restaurants”  or “Company”), and each of the Persons listed on Exhibit A (each, a “North LLC”  and collectively, the “North LLCs”).  Fox, FRC, FRC Management, North Investors, North Restaurants and the North LLCs are collectively referred to herein as the “FRC Entities”).  North Restaurants and the North LLCs are collectively referred to herein as the “North Entities”.  The Parties enter into this Agreement with reference to the following facts:

A.        Prior to the “Reorganization”  (defined below), FRC and Villa owned all the Membership Interests in North Restaurants, which in turn owned, and as of the Effective Date owns, all the membership interests in each of the North LLCs.  The North LLCs lease each of the Restaurants currently operating or in development under the name “North Italia” at the locations listed on Schedule 2(a) and subject to the leases listed on Schedule 2(1) attached hereto.  Such leases, together with all future leases entered into by any North Entity are herein referred to as the (“Real Property Leases”).

B.         Prior to or on the Effective Date, the FRC Entities and Villa completed a corporate reorganization (the “Reorganization”) in which FRC and Villa formed North Investors, transferred all the outstanding Membership Interests in North Restaurants to North Investors (who became North Restaurants sole Member), and FRC and Villa were admitted as the sole members of North Investors, and as part of the Reorganization:

(a)        North Investors amended and restated the operating agreement of North Restaurants in the form attached hereto as Exhibit B (the “North Operating Agreement”);

(b)        FRC Entities and Villa transferred all “Intellectual Property Rights”  (as defined below) relating to the Restaurants operated by the North LLCs and to the North Italia restaurant concept to North Restaurants;

(c)        The FRC Entities terminated any existing management agreement(s) between FRC Management and the North LLCs, and FRC Management entered into a new management agreement in the form attached hereto as Exhibit C (the “Management Agreement”) with North Restaurants pursuant to which FRC Management will manage the day-to-day operations of the existing North Italia Restaurants and all future Restaurants owned by North Restaurants or its “Subsidiaries,  for a term described in the Management Agreement.

C.         North Entities and their Property and equity interests in and to the North Entities (“North Security”) are encumbered by a security interest (“NBA Lien”) granted by the FRC

Entities and Villa in favor of ZB, N.A. (doing business as, and a division of which is, National Bank of Arizona) (ZB, N.A. and National Bank of Arizona are referred to herein collectively as “National Bank of Arizona”  or as “Lender”) to secure the repayment of a several loans with a current aggregate outstanding balance of $ 5,422,111.01 (“North Loans”).  Prior to or on the Effective Date, the FRC Entities, TCF and CAKE (and the other parties included therein) shall enter into agreements with the Lender referenced in Exhibit D attached hereto (collectively, the “Lender Agreement”) whereby Lender, among other things, confirms that the only loan agreements to which the North Entities and their Property (including, but not limited to, the Intellectual Property Rights) and equity interests in and to the North Entities are encumbered by NBA Liens securing the North Loans listed on Schedule 2(1) hereto, and that there are no other Liens against the North Entities, or any of their Property or equity interests in and to the North Entities except for the North Loans, all of which are the subject of the Lender Agreement.

D.         This Agreement, the North Operating Agreement, the Lender Agreement, the Management Agreement, and all the other documents, instruments and agreements referred to herein and therein, are herein called the “Definitive Documentation.”  Capitalized terms used herein and not otherwise defined shall have the meaning given such term in the North Operating Agreement, and in the event of a conflict between the definition of a term in this Agreement and the definition of a term in the North Operating Agreement, the definition in this Agreement shall prevail.  The following Exhibits and Schedules are attached hereto and incorporated herein:

Exhibit A	North LLCs
Exhibit B	North Operating Agreement
Exhibit C	Management Agreement
Exhibit D	Lender Agreement

Schedule 1	Funds Flow Memo
Schedule 2(a)

Restaurants operating or in development, including street location, limited liability company manager and the members, by percentage interest and outstanding capitalization, and noting lease guarantor, if any

Schedule 2(b)	FRC Entities and Villa, state of organization, limited liability company managers and Controlling members, and membership interests
Schedule 2(c)

North Restaurants Unaudited balance sheet, statements of operations, changes in stockholders’ equity and cash flows for the nine fiscal months ended September 27, 2016 (including FRC as it relates to North Entities)

Schedule 2(d)	Date Down of representations and warranties
Schedule 2(f)	Material suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations
Schedule 2(j)	North Entities’ patents, trademarks, trade names, service marks, domain names, copyrights
Schedule 2(k)	Shared Recipes and other Persons using such recipes
Schedule 2(l)	Material Agreements, any defaults under such agreements
Schedule 2(n)	Membership interests owned by FRC Entities and Villa
Schedule 2(o)	North Entities and outstanding capitalization immediately prior to Effective Date
Schedule 2(p)	Liens
Schedule 2(r)	Government Approvals held pursuant to Environmental Law

Schedule 2(s)	Insurance policies
Schedule 2(t)	Ten largest suppliers for the two most recent complete fiscal year; aggregate payments

F.         In consideration of the recitals contained herein, and for other valuable consideration described below, the parties desire (a) that TCF purchase from North Investors certain Membership Interests in North Restaurants and be admitted as a Member thereof and receive Membership Interests as described below, (b) that TCF make certain Capital Contributions to North Restaurants and, in exchange, receive additional Membership Interests therein, (c) to make certain other provisions for the operations of North Restaurants and its Subsidiaries, and (d) to provide for the potential acquisition by TCF of all of the Membership Interests in North Restaurants and, consequently of all membership interests of its Subsidiaries, through the exercise of an “Option” or “Put”, all on the terms and conditions set forth in this Agreement and the other Definitive Documentation.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions stated herein, the parties hereby agree as follows:

Section 8  Purchase of Membership Interest; Capital Contributions; Lender Agreement.

(a)        On the Effective Date, TCF shall purchase from North Investors a Membership Interest in North Restaurants for a cash purchase price equal to twenty million dollars ($20,000,000) (the “Initial Payment”), as shown in Schedule 1 attached hereto, and shall be admitted as a Member of North Restaurants with the rights, preferences and privileges set forth in the North Operating Agreement, and FRC, as Manager of the North Restaurants, shall take such administrative actions as may be required to cause TCF to be admitted as a Member under the North Operating Agreement and applicable laws.  Upon such Initial Payment, TCF’s Percentage Interest will be twenty-five percent (25.0%) of the outstanding Membership Interests in North Restaurants, and North Investors’ Percentage Interest will be the remaining seventy-five percent (75.0%) of the Membership Interests in North Restaurants.

(b)        On the Effective Date, TCF shall make Growth Capital Contributions to North Restaurants in the amount shown on Schedule 1 and in exchange therefor, shall receive an additional two percent (2%) Percentage Interest in North Restaurants, such that upon payment of such Growth Capital Contributions, TCF’s Percentage Interest shall be a total of twenty-seven percent (27%) of the outstanding Membership Interests in North Restaurants and North Investors’ Percentage Interest will be the remaining seventy-three percent (73%) of the outstanding Membership Interests in North Restaurants.

(c)        The Initial Payment shall be paid by wire transfer to FRC of immediately available funds to the account designated by FRC to TCF in writing.

(d)        The Growth Capital Contributions under clause (b) above shall be paid by wire transfer of immediately available funds to North Restaurants to the account designated by FRC to TCF in writing.

(e)        The parties hereby acknowledge and confirm the receipt of the Initial Payment and the Growth Capital Contributions described in clause (b), and the admission of TCF as a Member of North Restaurants with an aggregate Membership Interest equal to a twenty seven percent (27%) Percentage Interest in North Restaurants, all as described in this Section 1.

(f)        The parties hereby acknowledge and confirm receipt of the Lender Agreement, executed by all parties thereto, including the Lender.

(g)        All actions to be taken pursuant to this Section 1 shall be deemed to have occurred simultaneously as a single transaction, and no action shall be considered to have been taken until all actions are completed.

Section 9  Representations and Warranties of the FRC Entities.

As a material inducement to CAKE and TCF to enter into this Agreement and the other Definitive Documentation, and to make the Initial Payment and Growth Capital Contributions, each of the FRC Entities and Villa, jointly and severally, represents and warrants to CAKE and TCF that each statement set forth in this Section 2 is true, correct and complete as of the Effective Date and, as supplemented by FRC to TCF in writing by delivery of an updated and revised disclosure schedule as of the date of a request for any additional Growth Capital Contributions, is true, correct and complete as of the date of any such Growth Capital Contribution:

(a)        Each of the FRC Entities and Villa have all requisite right, power and authority to execute, deliver and perform his/her or its respective obligations under this Agreement and each of the other Definitive Documentation to which he/she or it is a party, and to consummate the transactions contemplated hereby and thereby, without obtaining the approval or consent of any other Person, including but not limited to any Government Approval from any Government Authority, or any landlords under the Real Property Leases; all proceedings have been taken and all authorizations have been secured by each of the FRC Entities and Villa which are necessary to authorize the execution, delivery and performance by it of this Agreement and each of the other Definitive Documentation to which it is a party; and, assuming the due execution and delivery of each other Person who is a party thereto, this Agreement and each of the other Definitive Documentation has been duly executed and delivered and is a legal, valid and binding agreement of each of the FRC Entities and Villa and is enforceable against them in accordance with its terms;

(b)        Each of the FRC Entities (other than Fox) and Villa is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and each other state or jurisdiction where it is qualified to do business set forth opposite its respective name on Schedule 2(b) hereto, with all requisite right, power and authority (corporate, limited liability company and other) to own, lease and operate its properties as now owned, leased or operated and to carry on its business as now conducted and as currently contemplated to be conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership, lease or use of its properties makes such qualification necessary and where the failure to so qualify would materially and adversely affect its business or properties taken as a whole.  Schedule 2(b) also sets forth, for each of the FRC Entities and Villa, its respective managers, and for each of the FRC Entities and Villa, their respective Controlling members and the number of units or other membership interests held by such Controlling members.  Except as shown on Schedule 2(b), no other Person owns any interest in, or has a right to acquire any interest in the North Entities.

(c)        Schedule 2(c) hereto contains the unaudited consolidated balance sheet of the North Entities as of September 27, 2016 (the “Financials Date”) and the unaudited consolidated statements of operations, changes in members’ equity and cash flows of North Entities for the nine fiscal months then ended.  The foregoing financial statements:

(i)         were prepared in accordance with United States generally accepted accounting principles (subject to normal year-end adjustments) consistently applied throughout the period;

(ii)       are consistent with the books and records of the North Entities and were prepared on a basis consistent with prior years; and

(iii)      fairly present the North Entities’ financial condition and results of operations as at the dates and for the periods therein specified in all material respects.

North Restaurants and North Investors (and FRC as to the North Entities) have no material liabilities or obligations, whether contingent or absolute, direct or indirect, or matured or unmatured, which are not shown or provided for on the Financials Date balance sheet or set forth on Schedule 2(c) hereto, except those liabilities or obligations incurred in the ordinary course of business subsequent to the Financials Date or arising by virtue of the consummation of the transactions contemplated by this Agreement, and “to FRC’s Knowledge”  (as defined below), there is no basis for the assertion of any such liabilities or obligations.  Without limiting the generality of the foregoing, the North Entities do not have any liability or obligation to any lender, or to any successor or assignee of any lender, with respect to any loan made by any lender, nor are any equity interests issued by the North Entities, nor is any Property of the North Entities, subject to any Lien to secure, any loan by, or obligation to, any lender, or any obligation to any successor or assignee of any lender, with respect to any loan made by any lender, including but not limited to National Bank of Arizona, excepting, as to all of the foregoing, the the North Security under the North Loans secured by the NBA Lien, and subject to the Lender Agreement.

(d)        Since the Financials Date, each of the North Entities has conducted its respective businesses only in the ordinary course of business consistent with past practices (except for the execution and performance of this Agreement and the transactions contemplated hereby, including the Reorganization) and during such period there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected, individually or in the aggregate, to materially and adversely affect its business, properties or assets.  Without limiting the generality of the foregoing, since the Financials Date and except as disclosed on Schedule 2(d) hereto, there has not been:

(i)         any material change in the condition (financial or other), net worth, earnings, results of operations, liabilities, capitalization, business or properties of any of the North Entities other than changes described in Schedule 2(d) hereto or occurring in the ordinary course of business consistent with past practices, which taken in the aggregate have not (and are not reasonably expected to) materially and adversely affected the business or properties of any of the North Entities;

(ii)       any indebtedness incurred by any of the North Entities or any Lien created or suffered to be incurred by any of the North Entities, other than trade debt incurred in the ordinary course of business consistent with past practice and other than the NBA Liens encumbering the North Security arising from the North Loans and which are the subject of the Lender Agreement;

(iii)      any contract or commitment entered into by any of the FRC Entities, Villa, or the North Entities affecting the North Entities other than contracts or commitments made in the ordinary course of business consistent with past practices or pursuant to this Agreement or any of the other Definitive Documentation;

(iv)       any sale, assignment, transfer or other disposition of any Property used in connection with the business of any of the North Entities, other than inventory or supplies consumed or disposed of in the ordinary course of business;

(v)        any damage, destruction or loss (whether or not covered by insurance) affecting the Business or Property of any of the North Entities that individually or in the aggregate exceeded $50,000 in value;

(vi)       any cancellation or waiver of any material claims or rights in respect of the Business or Property of any of the North Entities;

(vii)     any change in the authorized or issued Membership Interests in North Restaurants or other equity interests of any of the North LLCs other than as contemplated by this Agreement;

(viii)    any declaration or payment of any dividend or other distribution in respect of any membership interests or other equity of any of the FRC Entities, other than a tax distribution prior to the Effective Date as permitted by the Operating Agreement, as contemplated by this Agreement;

(ix)       any grant, purchase, redemption, retirement, transfer, assignment or other acquisition by any Person of any membership interest, equity, right, warrant or option to acquire any equity, or any security convertible into equity of any of the North Entities, other than as contemplated by this Agreement;

(x)        any amendment or change in the certificate or articles of formation, operating agreement, limited liability company agreement, or similar organizational documents of any of the North Entities, other than as contemplated by this Agreement;

(xi)       any material change in any of the North Entities’ method of accounting or manner of keeping books, accounts or records, or accounting practices, except as may be required by reason of a concurrent change in United States generally accepted accounting principles;

(xii)     any payment of any material bonuses, or material change (except for regular adjustments in the ordinary course of business consistent with past practices) in the rate of compensation, commission, bonus, benefits or other direct or indirect remuneration payable, whether as bonus, extra compensation, pension or severance or vacation pay or otherwise, to any member, director, manager, officer, employee, consultant, or agent of any of the North Entities;

(xiii)    any amendment or termination of any existing employee benefit plan, or adoption or creation of any new employee benefit plan for employees of any of the North Entities;

(xiv)     any judgments entered into against, or Bankruptcy filing with respect to, any of the North Entities;

(xv)      any other event or condition which has materially and adversely affected, or would be reasonably expected to materially and adversely affect, the Business or Properties of any of the North Entities; or

(xvi)     any contract entered into by any of the FRC Entities or Villa thereof that does, or could reasonably be expected to result in, any of the items or circumstances described in Section 2(d)(i)-(xv).

(e)        Each of the North Entities has properly prepared and filed returns for and paid in full all federal, state and local taxes, assessments and penalties to the extent such filings and payments are required prior to the date hereof, and there is no outstanding or proposed deficiency by any federal, state or local government with respect to any tax period.  None of the North Entities has any liability with respect to taxes of any kind, whether or not assessed, which deficiency was not adequately provided for in tax accrual reserves.

(f)        Schedule 2(f) hereto contains a true and complete list of all suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations (collectively, “Actions”) pending, filed or, to FRC’s Knowledge, threatened by, against or affecting the FRC Entities or Villa, or any of their respective officers, directors, managers, employees or agents in their capacities as such, to the extent any such Actions have a material, adverse effect on the North Entities.  To FRC’s Knowledge, there is no basis for the assertion of any such Action against or affecting any of the North Entities, other than as shown on Schedule 2(f).

(g)        The business and operations of each of the North Entities have been and are being conducted in accordance with all applicable laws, ordinances, rules and regulations of all Government Authorities in all material respects.  None of the North Entities is in violation of, or in default under, any term or provision of its organizational documents or of any Lien (including the NBA Liens), lease, agreement, instrument, commitment or other arrangement, or is subject to any restriction of any kind or character, which could materially and adversely affect the Business, Property, or prospects of such North Entity.

(h)        The execution, delivery and performance of this Agreement and the other Definitive Documentation, and the consummation of the transactions contemplated by this Agreement and the other Definitive Documentation, will not conflict with or result in the breach of any term or provision of, or constitute a default under, the organizational documents of any of the FRC Entities or Villa or any statute, order, judgment, writ, injunction, decree, license, permit, approval, authorization, rule or regulation of any court or any Government Authority, or any agreement, lease, contract, document or obligation of any kind or nature to which it is a party or by which it or its assets or properties is bound, or result in the creation of any Lien on any of its properties or assets, or require the consent or approval of, or filing, license, permit, authorization, declaration or registration with any Government Authority, except for those obtained or whose failure to obtain would not have a material and adverse effect on the Business, Property, or prospects of any of the North Entities;

(i)         Each of the North Entities has all Government Approvals necessary to carry on its Business as now conducted and as currently contemplated to be conducted and no other Government Approval with or from any Government Authority is required, except for those items which have been obtained or applied for in the ordinary course of business, and, to FRC’s Knowledge, no Government Authority has threatened to deny, suspend or cancel any of them;

(j)         Schedule 2(j) contains a true and complete list of all patents, trademarks, trade names, service marks, domain names, and copyrights, owned by or used by any of the North Entities in connection with the Business of the North Italia Restaurants, as currently conducted and as currently contemplated to be conducted (collectively, the “Intellectual Property Rights”  and each, an “Intellectual Property Right”).  Although not specified on Schedule 2(j), Intellectual Property Rights also includes all recipes, trade dress, trade design, trade secrets, computer software programs and other Intellectual Property owned by or used in connection with the North Italia Restaurants.  Except as noted on Schedule 2(j),  the North Entities own or have the perpetual, exclusive, royalty free right to use the Intellectual Property Rights listed on Schedule 2(j).  None of the FRC Entities has received notice of, and to FRC’s Knowledge, none of the North Entities is infringing the rights of any third party with regard to any Intellectual Property Right.  To FRC’s Knowledge, no third party is infringing the rights of the North Entities as to any of the Intellectual Property Rights.

(k)        Schedule 2(k) hereto contains a list of the recipes used at the North Italia Restaurants which are used in common with one or more other restaurant concepts owned and operated by the FRC Entities, other than the North Entities (the “Shared Recipes”).  With respect to the Shared Recipes, each of the North Entities has the perpetual, non-exclusive, royalty free right to use the Shared Recipes, including all modifications, derivations, revisions and compilations thereof.  Except for FRC and its Affiliates, the FRC Entities have not granted to any other Person a right to use any of the recipes used at the North Italia Restaurants other than the Shared Recipes.

(l)         Schedule 2(l) contains a true and complete list of the following agreements (collectively, the “Material Agreements”), whether written or oral, if any, to which any of the North Entities is a party or by which any of its Property is bound:

(i)         contracts with employees, agents, consultants or advisors not cancellable at will without cost or other liability by reason of such termination;

(ii)       bonus, deferred or incentive compensation or other employee benefit plans;

(iii)      leases as lessor or lessee (including the Real Property Leases for the locations listed on Schedule 2(a));

(iv)       deeds of trust, mortgages, conditional sales contracts, security agreements, pledge agreements, trust receipts or any other agreements or arrangements whereby any of the assets of any of the North Entities are subject to a Lien or any of the North Entities have incurred any indebtedness (including the North Loan secured by the NBA Liens);

(v)        contracts restricting doing business in any areas or in any way limiting competition (except for radius restrictions in Real Property Leases); and

(vi)       contracts (other than contracts entered into in the ordinary course of business) to be performed in whole or in part more than 30 days from the date hereof calling for aggregate payments by any of the North Entities in excess of $250,000 and which are not terminable without cost or liability on 30 days’ notice.

Each of the North Entities has in all respects performed all material obligations required to be performed to date under the Material Agreements and except as listed on Schedule 2(l),  to FRC’s Knowledge, is not in default under any Material Agreement.  All parties to each Material Agreement are in material compliance thereunder, and no event has occurred which through the giving of notice or the lapse of time or both would cause or constitute a material default under or would cause the acceleration of any obligation of any party to the Material Agreements, or the creation of a Lien upon any Properties of any of the North Entities.  All Material Agreements are valid and binding obligations of each of the North Entities in accordance with their respective terms.

(m)       None of the North Entities has incurred any liability to any broker, finder or agent for any brokerage fees, finder’s fees or commissions with respect to the transactions contemplated by this Agreement or any of the other Definitive Documentation.

(n)        Fox and each of the FRC Entities and Villa own the membership interests set forth on Schedule 2(n) free and clear of all Liens (except the North Security encumbered by the NBA Liens) or other defects in title of any kind or description.

(o)        The outstanding capitalization of each of the North Entities is as set forth on Schedule 2(o).  Except as provided for in the North Operating Agreement, there are no preemptive rights or options, warrants, rights or other agreements, arrangements or commitments which provide for the issuance, sale, conversion, exchange, subscription, redemption or repurchase of any membership interests, units or other securities of any of the North Entities, nor are there any securities outstanding or in existence which are convertible or exchangeable into any membership interests, units or other securities of any of the North Entities.

(p)        Except as described on Schedule 2(p) and except for the North Security encumbered by the NBA Liens which is subject to the Lender Agreement, each of the North Entities owns and holds good title to all of its Property, free and clear of any Liens, excluding assets and properties sold or disposed of in the ordinary course of business consistent with past practices since the Financials Date.  All tangible personal property owned or otherwise used by any of the North Entities is physically identifiable and in the possession or control of a North Entity and is free from material defects, has been maintained consistent with industry practices in the ordinary course of business consistent with past practice, and is in reasonably good operating condition and repair (subject to ordinary wear and tear).

(q)        None of the North Entities owns any real property related to or used in connection with North Italia Restaurants or operations as of the date hereof.  Schedule 2(a) contains a true, complete and correct list of all real property leased by any of the FRC Entities related to or used in connection with North Italia Restaurants or operations.  With respect to the Real Property Leases:

(i)         Each of the North Entities, as applicable, has good and marketable title to its leasehold interest in the Real Property Leases, free and clear of any and all Liens (except for the NBA Lien encumbering the North Security that is subject to the Lender Agreement) including but not limited to, any landlord liens;

(ii)       To FRC’s Knowledge, there are no disputes, oral agreements, or forbearance programs in effect as to any Real Property Lease;

(iii)      None of the FRC Entities or Villa has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in any Real Property Lease;

(iv)       There are no pending or, to FRC’s Knowledge, threatened Actions, proceedings or claims, including condemnation proceedings, related to any real property used by any of the North Entities related to or used in connection with North Italia Restaurants or operations;

(v)        There are no other matters materially and adversely affecting the current use or occupancy of any real property used by any of the North Entities related to or used in connection with North Italia Restaurants or operations;

(vi)       None of the FRC Entities or Villa have received any written notice for assessments for public improvements against any real property used by any of the North Entities related to or used in connection with North Italia Restaurants or operations that are delinquent and remain unpaid, other than ad valorem property taxes payable in the ordinary course of business consistent with past practices;

(vii)     To FRC’s Knowledge, there are no present material violations of any legal requirement related to any real property used by any of the North Entities related to or used in connection with North Italia Restaurants or operations, and neither the FRC Entities nor Villa has received written notice of any such actual or claimed material violation related to or used in connection with Restaurants or operations; and

(viii)    Each of the North Entities has received all required Governmental Approvals (including permits and certificates of occupancy or other such certificates permitting lawful occupancy and use of the real property used by the North Entities related to or used in connection with Restaurants or operations) required in connection with its use of such real property, except with respect to the properties noted on Schedule 2(a) as currently in development by the North Entities, and for which all applicable Government Approvals have been or will be applied for.

(r)        Each of the North Entities is in material compliance with all Environmental Laws (as defined below) related to the North Italia restaurants or operations, which compliance includes the possession by each of the North Entities of all Government Approvals required under Environmental Laws and compliance with the terms and conditions thereof.  Neither the FRC Entities nor Villa has received any written notice or other written communication, whether from a Government Authority, citizens groups, employee or otherwise, that alleges that any of the North Entities or any of the North Italia Restaurants or operations is not in compliance with any Environmental Law, and to FRC’s Knowledge, there are no circumstances that may prevent or interfere with the compliance by any of the North Entities with any current Environmental Law in the future.  To FRC’s Knowledge, no current or prior owner of any property leased or possessed by any of the North Entities or related to the North Italia Restaurants or operations has received any written notice or other written communication, whether from a Government Authority, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the North Entities is not in compliance with any Environmental Law.  All Government Approvals held by any of the FRC Entities pursuant to any Environmental Law (if any) related to the North Italia restaurants or operations are identified in Schedule 2(r).  For purposes of this Section 2(r):

(i)         “Environmental Law”  means any federal, provincial, state or local statute, law, regulation, guideline, rule, standard or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern (as defined below) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and

(ii)       “Materials of Environmental Concern”  include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law or that is otherwise a danger to health, reproduction or the environment.

(s)        Schedule 2(s) sets forth a true and complete list of the insurance policies held by, or for the benefit of, any of the North Entities, including the underwriter of such policies and the amount of coverage thereunder.  There are no pending claims in excess of the applicable deductible amount against such insurance policies or pending claims as to which insurers have denied liability; and there exist no claims that have not been timely submitted by any of the North Entities to the applicable insurers.

(t)         Schedule 2(t) lists the ten (10) largest suppliers or vendors of the North Entities by dollar volume of business with each supplier for the two (2) most recent complete fiscal years, together with the aggregate payments made to each such supplier or vendor for or on behalf of the North Entities during each fiscal year of such period.  None of the suppliers listed on Schedule 2(t) have threatened in writing to terminate, or otherwise make any material adverse reductions to, their respective business relationships with the applicable North Entity.

(u)        To FRC’s Knowledge, no statement contained in these representations and warranties, including the schedules thereto, contains any untrue statement of a material nature, or omits any material fact necessary in order to make such statement not misleading.

In any representation or warranty of the FRC Entities or Villa in this Agreement that is limited by the phrase “To FRC’s Knowledge”, such phrase shall mean the actual knowledge of any of Fox, Russell Owens, Chief Operating Officer, Leezie Kim, General Counsel, Brian Stoll, Chief Financial Officer, Dan Clay, Vice President of Operations, Alain Ane, Chief People Officer (or any subsequent officer of the FRC Entities who holds a like position as the named individual).  Such individuals, in the ordinary course of business of the FRC Entities, given the organization, reporting procedures, and other controls in place at the FRC Entities, are the individuals who would have knowledge of the matters warranted and represented whenever so limited by the phrase “To FRC’s Knowledge”.

Section 10  Representations and Warranties of CAKE and TCF.

CAKE and TCF, jointly and severally, represent and warrant to the FRC Entities and Villa that each statement set forth in this Section 3 is true, correct and complete as of the date hereof (except where expressly limited to a specific date, in which case such statement is true, correct and complete only as of such specific date).

(a)        CAKE and TCF each has all requisite right, power and authority to execute, deliver and perform its respective obligations under this Agreement and each of the Definitive Documentation to which it is a party, and to consummate the transactions contemplated hereby and thereby, without obtaining the approval or consent of any other Person or Government Authority; all proceedings have been taken and all authorizations have been secured by each of CAKE and TCF which are necessary to authorize the execution, delivery and performance by it of this Agreement and each of the other Definitive Documentation to which it is a party; and, assuming the due execution and delivery by each other party thereto, this Agreement and each of the other Definitive Documentation is a legal, valid and binding agreement of each of CAKE and TCF and is enforceable against it in accordance with its terms.

(b)        The consummation of the transactions contemplated by this Agreement and the other Definitive Documentation will not conflict with or result in the breach of any term or provision of, or constitute a default under any statute, order, judgment, writ, injunction, decree, license, permit, approval, authorization, rule or regulation of any court or any Government Authority or any agreement, lease, contract, document or obligation of any kind or nature to which it is a party or by which it is bound.

(c)        Neither CAKE nor TCF has incurred any liability to any broker, finder or agent for any brokerage fees, finder’s fees or commissions with respect to the transactions contemplated by this Agreement or any of the other Definitive Documentation.

Section 11  North Investors and FRC Obligations

Notwithstanding anything to the contrary herein, North Investors and FRC, and Villa, shall be jointly and severally liable to TCF and CAKE, and their respective officers and directors, for any default hereunder or under the other Definitive Documentation by North Investors (or its members), or any Member who is an Affiliate of, or under the Control of FRC, FRC Management, or Fox; and North Investors and FRC and Villa agree to cause North

Investors and its members to perform, all of its and their obligations hereunder and under the other Definitive Documentation.

Section 12  CAKE Guarantee.

(a)        CAKE hereby guarantees for the benefit of each FRC Entity and Villa (each such party, a “Benefited Party”), all of the obligations of TCF under the Definitive Documentation in favor of such Benefited Party, including without limitation, the obligations of TCF under the North Operating Agreement to fund the Growth Capital Contributions and the Additional Capital Contributions as and when required and to pay the Acquisition Price upon a valid exercise of the Option or Put (collectively, the “Obligations”).

(b)        CAKE hereby expressly waives, relinquishes and releases, in any action brought on, arising out of or relating to the guarantee set forth in Section 5(a) above pursuant to (i) California Civil Code Section 2856(a)(1), all of CAKE’s rights and defenses that are or may become available to CAKE by reason of California Civil Code Sections 2787 to 2855, inclusive, and (ii) pursuant to California Civil Code Section 2856(a)(2), all rights or defenses CAKE may have in respect of its Obligations by reason of any election of remedies by any Benefited Party, even if that election of remedies has destroyed CAKE’ s rights of subrogation and reimbursement against TCF.

(c)        Notwithstanding anything to the contrary herein, CAKE does not (whether by reason of any of the provisions of this Agreement or otherwise) waive, and hereby reserves and shall have the right to assert against any Benefited Party, any defense that (i) TCF has fully and finally performed the Obligations in favor of such Benefited Party in accordance with the express terms of one or more Definitive Documentation, (ii) any Obligation has not been breached by TCF or any dispute or challenge regarding the substance, nature or extent of any breach of any Obligation asserted by any Benefited Party, and (iii) would be available to CAKE under any Definitive Documentation as if CAKE were party to such agreement in place of TCF.

Section 13  Approval of Reorganization.

Each of the parties to this Agreement hereby ratifies, approves and confirms for all purposes the following actions:

(a)        the amendment and restatement of the North Operating Agreement;

(b)        the appointment of FRC as the Manager of North Restaurants;

(c)        the transfer by the FRC Entities and Villa of all Intellectual Property Rights relating to the Restaurants and to the North Italia concept operated by the North LLCs to North Restaurants;

(d)        the execution and delivery by each party thereto of the other Definitive Documentation; and

(e)        the transactions contemplated by this Agreement, including, but not limited to, the purchase by TCF of the Membership Interests, the capital contributions by TCF to North

Restaurants, the issuance and transfer to TCF of the Membership Interests in North Restaurants described in Section 1, and the admission of TCF as a Member of North Restaurants.

Section 14  Consulting Services.

TCF may provide, upon the mutual agreement of TCF and North Investors, consulting services for North Restaurants, including, without limitation, such services related to operational execution, real estate, supply chain, information systems, financial analysis, risk management, intellectual property, staff relations, training and development, and legal services.  Such consulting services shall be provided by TCF at no cost or charge to North Restaurants except for reimbursement of out-of-pocket costs, unless otherwise agreed by the parties.  The timing and scope of such consulting services, if any, shall be subject to mutual agreement.

Section 15  Future Opportunities.

From the date hereof through August 30, 2022, so long as no TCF Default has occurred, before FRC or Fox transfers to any person other than an Affiliate of FRC or Fox all or substantially all of their interest in any restaurant concept owned or created by FRC or Fox, FRC and Fox shall give TCF an opportunity to make an offer to acquire such concept.

Section 16  Noncompetition.

(a)        As used in this Agreement, the term “Competitive Activity”  shall mean an upper scale, full service restaurant concept that serves food and beverages of Italian cuisine, featuring freshly-made pastas and pizza (a “Competing Concept”) (except for the Restaurants); provided, however, that all of the existing restaurant concepts that, as of the Effective Date, are owned by or directly or indirectly Controlled by FRC (including without limitation its roast chicken and pizza concept called “Doughbird” and a potential boutique hotel and dining concept), or that are owned by or directly or indirectly Controlled by CAKE, shall not be deemed Competing Concepts.

(b)        Until August 30, 2021, each of TCF, CAKE, Fox and the FRC Entities shall refrain from engaging in any Competitive Activity anywhere in the United States of America and its territories, including but not limited to each city and county in which a North Italia Restaurant is then currently in operation.

(c)        Each of the parties hereto agrees that a breach of any of the provisions of this Section 9 will cause irreparable damage to the other parties for which money damages alone would be an insufficient remedy.  Therefore, in the event of such breach or a threatened breach, except to the extent prohibited by law, each of the parties hereto, in addition to any other remedies available at law or in equity, shall be entitled to enforce the provisions of this Agreement by temporary, preliminary and permanent injunction to (A) restrain any violation by any party, any of the party’s partners, agents, servants, employers, and employees, and any Person acting for or with such party, and (B) to compel specific performance of the terms and conditions of this Agreement.  Notwithstanding the foregoing, the parties hereto covenant and agree that in the event that any party seeks injunctive relief, the other parties shall consent to expedited discovery, including production of documents, depositions and interrogatories.

(d)        The parties hereto have carefully considered the provisions of this Agreement and agree that, under all circumstances, the restrictions set forth herein are fair and reasonable and required for protection of the legitimate interests of the other parties hereto in the operation of their respective businesses, do not confer a benefit upon any party disproportionate to the detriment to the other parties, and are a material and necessary part of the transactions contemplated by this Agreement and the other Definitive Documentation.  The parties hereto further agree that the restrictions are reasonable in scope, geographic area and time.  The parties hereto certify that they have each had the opportunity to discuss this Agreement with legal advisors of their choosing and that each party hereto understands its provisions and has entered into this Agreement freely and voluntarily.

(e)        The parties hereto agree that if a court deems any of the provisions in this Agreement (or portions thereof) as applied to any party too broad for the protection of the other parties’ (or their Affiliates’) legitimate interests or otherwise unenforceable, the parties hereto agree the court may limit, reform or modify the restrictions to the extent reasonably necessary to protect the other parties’ (or their Affiliates’) legitimate business interests.  In the event such modification is impossible, the unenforceable provision (or portions thereof) shall be deemed severed from this Agreement and every other provision of this Agreement, including the remainder of the paragraph from which a provision is severed, shall remain in full force and effect.

(f)        The parties hereto agree that each of the parties is receiving good and valuable consideration for entering into this Agreement.  The parties hereto acknowledge that the other parties have relied upon the covenants contained in this Agreement and that such covenants are conditions to and a material part of each of the parties’ willingness to consummate the transactions contemplated by this Agreement and the other Definitive Documentation.

Section 17  Publicity.

The timing and text of any announcements or statements pertaining to any transaction contemplated by this Agreement or the other Definitive Documentation shall be mutually agreed to by FRC and CAKE.  Notwithstanding the foregoing, the parties hereto may disclose information concerning any such transaction to the extent such party reasonably determines that such disclosure is required to comply with the federal securities laws or any other applicable laws; provided, however,  that the party making such disclosure shall promptly advise the other such party of the disclosure and the reasons therefor.

Section 18  Confidentiality.

(a)        The term “Confidential Information”  shall mean (i) the existence and terms of this Agreement and each of the agreements referred to in this Agreement, including, but not limited to, the other Definitive Documentation, and (ii) any information concerning any party to any such agreement (the “disclosing party”) that is furnished to any other party thereto (the “receiving party”);  provided, however,  that the term “Confidential Information” shall not include any information which: (i) is or becomes generally available to the general public other than as a result of an unauthorized disclosure by the receiving party in breach of this Agreement; (ii) is disclosed to the receiving party on a non-confidential basis from a source other than the disclosing party, provided that the receiving party is not aware at the time of such disclosure that the source of such Confidential Information was bound by a confidentiality agreement with the disclosing party; or (iii) the receiving party has already acquired or ascertained without violating this Agreement.

(b)        The receiving party shall receive any and all Confidential Information on a confidential basis, and shall use the Confidential Information solely for the purpose contemplated by the relevant Definitive Documentation.  The foregoing notwithstanding, the receiving party may disclose the Confidential Information or any portion thereof to any persons who need to know such Confidential Information to assist the receiving party in such purpose.  As a condition precedent to disclosing any Confidential Information to such person, the receiving party shall inform such person of the confidential nature of the Confidential Information and shall direct such person to keep such Confidential Information confidential to the extent required by this Agreement.  If at any time the receiving party becomes aware of any unauthorized use, disclosure, dissemination or communication, or any threat thereof, of Confidential Information, the receiving party shall promptly notify the disclosing party.  The receiving party shall be responsible for the breach of this Agreement by any person to which it discloses the Confidential Information.

(c)        Notwithstanding anything contrary in this Section 11, the receiving party may disclose Confidential Information if the receiving party reasonably determines it is legally compelled to do so.  The receiving party agrees that it shall provide the disclosing party with prompt notice of any legal demand for Confidential Information so that disclosing party may seek a protective order or other appropriate remedy.  In any case, the receiving party may furnish only that portion of the Confidential Information which is legally required to be disclosed.

Section 19  Post-Closing Date Adjustments.

Pursuant to Section 8.7(c)(viii) of the Operating Agreement, upon exercise of the Option or Put, if the Adjusted Acquisition Price is less than the Initial Acquisition Price, then on the First Adjustment Date, North Investors, and FRC on behalf of North Investors and its members, shall authorize the release of the difference between the Adjusted Acquisition Price and the Initial Acquisition Price (the “Negative True Up Amount”) to TCF from Escrow.  However, if such amounts released to TCF are less than the total Negative True Up Amount, then North Investors, and FRC on behalf of North Investors and its members, shall remit such remaining Negative True Up Amount balance directly to TCF within ten (10) Business Days of invoice from TCF.

Section 20  Survival of Representations, Warranties and Covenants; Indemnification.

(a)        Unless otherwise expressly stated in this Agreement, the representations, warranties and covenants of the parties set forth in this Agreement shall remain in full force and effect, and shall, if the Option or Put is exercised, survive the Closing Date until the expiration of the applicable statute of limitations.

(b)        From and after the Closing Date, and except as limited under Section 13(c) and Section 13(g), North Investors, FRC, FRC Management, and Villa (the “FRC Indemnitors”) shall indemnify and hold harmless the North Entities, CAKE and TCF (and each of the North Entities, CAKE and TCF’s respective members, Affiliates, officers, directors, employees, agents, representatives, successors and assigns) (the “TCF Indemnitees”) for all losses, damages and liabilities (including reasonable out-of-pocket attorneys’ and consultants’ fees and expenses) (a “Loss”) arising out of, relating to or resulting from any: (i) breach of any of the representations or warranties of any of the FRC Entities or Villa contained in this Agreement or any other Definitive Documentation; (ii) failure of any FRC Entity or its members to perform any of its or their covenants or obligations contained in this Agreement or any other Definitive Documentation; and/or (iii) Extraordinary Liabilities that arise or occur prior to the Closing Date (whether or not known or suspected as of such date) and which as of the Closing Date are unpaid and unextinguished and not accrued for on the books and records of the North Entities (and therefore are not factored into the Adjusted Acquisition Price calculations on the Closing Date).  Any Loss incurred by the TCF Indemnitees under this Section 13(b) shall first be paid to the TCF Indemnitees from Escrow (and the FRC Indemnitees shall authorize Escrow Holder to release such funds to TCF), and to the extent funds held in Escrow are not sufficient, shall be paid by the FRC Indemnitees directly to the TCF Indemnitees, subject to the limits in Section 13(c), within ten (10) Business Days of invoice from TCF.

(c)        Notwithstanding anything to the contrary contained in Section 13(b):

(i)         The maximum aggregate liability of the FRC Indemnitors under Sections 13(b)(i) and 13(b)(iii) (but not Section 13(b)(ii)) shall not exceed a sum equal to (x) 10% of the Adjusted Acquisition Price, less (y) all Extraordinary Liabilities that were included in the Initial Closing Adjustments, and less (z) amounts paid to a TCF Indemnitee by FRC Indemnitors for any breach of a representation or warranty prior to the Closing Date;

(ii)       To the extent that any Extraordinary Liabilities are based upon fraud, theft, unpaid tax liability or unfunded employee benefit plans of the Company or its Subsidiaries, the aggregate amount indemnified in respect of such Extraordinary Liabilities shall not be limited under Section 13(c)(i) and shall, instead, include the full amount of all Losses up to the total amount of the Adjusted Acquisition Price (and once the such amount is paid to any of the TCF Indemnitees up to the amount of the Adjusted Acquisition Price, such obligation shall terminate);

(iii)      FRC Indemnitors shall have no liability for indemnification under Section 13(b)(i) or Section 13(b)(iii) unless, on or before the third anniversary of the Closing Date, a TCF Indemnitee notifies FRC of the Loss specifying the factual basis of the Loss in reasonable detail to the extent then known to TCF Indemnitee; provided, however,  that if any Extraordinary Liabilities are based upon fraud, theft, unpaid tax liability or unfunded employee benefit plans, the notice period shall be extended to coincide with the statute of limitations for such claim; and

(iv)       For avoidance of doubt, any Loss incurred by the TCF Indemnitees under Section 13(b)(ii) shall not be limited by this Section 13(c).

(d)        From and after the Closing Date, and except as limited under Section 13(e) and Section 13(g), CAKE and TCF (the “TCF Indemnitors”) shall indemnify and hold harmless each FRC Entity (and each of their respective members, Affiliates, officers, directors, employees, agents, representatives, successors and assigns) (the “FRC Indemnitees”) for all Loss arising out of, relating to or resulting from any (i) breach of any of the representations or warranties of the TCF Indemnitors contained in this Agreement or any other Definitive Documentation, (ii) failure of any TCF Indemnitor to perform any of its covenants or obligations contained in this Agreement or any other Definitive Documentation, and/or (iii) after the Closing Date, breach by any of the North Entities of its or their respective obligations under any of the Real Property Leases which breach first arises or accrues after the Closing Date and results in an action for payment or performance against any FRC Indemnitee who is a guarantor of such Lease.

(e)        Notwithstanding anything to the contrary contained in Section 13(d):

(i)         TCF Indemnitors shall have no liability for indemnification under such section unless on or before the applicable statute of limitations for such claim, a FRC Indemnitee notifies CAKE of the Loss specifying the factual basis of the Loss in reasonable detail to the extent then known to such FRC Indemnitee;

(ii)        The maximum aggregate liability of the TCF Indemnitors under Section 13(d)(i) and Section 13(d)(ii) for any such Loss shall be limited to an amount equal to the Adjusted Acquisition Price (and if and when the Adjusted Acquisition Price is paid by TCF, such obligations shall terminate); and

(iii)      For avoidance of doubt, any Loss incurred by the FRC Indemnitees under Section 13(d)(iii) shall not be limited by this Section 13(e).

(f)        Each Indemnitee shall promptly notify the Indemnitors of the existence of any third party claim that is indemnifiable under this Section 13 and of which it has actual knowledge, and shall give the Indemnitors a reasonable opportunity to defend the same at its expense and with counsel of its own selection (who shall be approved by the Indemnitees, which approval shall not be withheld unreasonably); provided, however,  that the Indemnitees shall at all times also have the right to fully participate in the defense at its own expense, and to provide defense at the expense of the Indemnitors should the Indemnitors fail to provide such defense.

(g)        From and after the Closing Date, except for an Indemnitors failure to perform any of its covenants or obligations contained in this Agreement or any other Definitive Documentation, the sole and exclusive remedy for any TCF Indemnitee or FRC Indemnitee with respect to any and all Loss for (i) any breach of any representation or warranty set forth herein or in any other Definitive Documentation, or (ii) in the case of the TCF Indemnitees, any Extraordinary Liabilities, or (iii) in the case of the FRC Indemnitees, any action against a guarantor of a Real Property Lease, shall be pursuant to the indemnification provisions set forth in this Section 13.  In furtherance of the foregoing, from and after the Closing Date, and except as expressly limited in this Section 13, each of TCF and CAKE, on the one hand, and the FRC Entities and their respective members, on the other hand, hereby waives, to the fullest extent permitted under law, any and all rights, claims and causes of action for any breach of any representation or warranty set forth herein or in any other Definitive Documentation or, in the case of the TCF Indemnitees, for any Extraordinary Liabilities, or in the case of the FRC Indemnitees, for any action against a guarantor of a Real Property Lease, that it may have against any of the other parties and their respective Affiliates, arising under or based upon any law, except pursuant to the indemnification provisions set forth in this Section 13.  For the avoidance of doubt, the TCF Indemnitees shall retain all rights and remedies, causes of actions, and claims hereunder, at law or in equity, with respect to a breach of any covenants and obligations of the FRC Entities or their respective members under the Definitive Documentation.

Section 21  Restrictions on Transfer.

No party to this Agreement shall Transfer any interest in this Agreement or in the North Entities except for Permitted Transfers in compliance with the North Operating Agreement and only if upon such Transfer, the transferee of such right or interest agrees in writing to comply with all provisions of this Agreement and each of the other Definitive Documentation by which his or its transferor is bound with respect to such interest in the North Entities.  For purposes of this Agreement, a Transfer or any other transaction or series of related transactions pursuant to which (a) CAKE no longer, directly or indirectly, owns or Controls a majority or more of the voting securities of TCF shall be deemed to be a Transfer of TCF’s Membership Interests, (b) Fox no longer, directly or indirectly, owns or Controls a majority or more of the voting securities of FRC or FRC Management shall be deemed a Transfer of North Investors’ Membership Interests, or (c) FRC no longer, directly or indirectly, owns or Controls a majority or more of the voting securities of North Investors, shall be deemed to be a Transfer of North Investors’ Membership Interests, and each of such Transfers described in clauses (a), (b) and (c) shall require the approval of the other parties as provided in the Operating Agreement.

Section 22  CAKE Information.

If and for so long as CAKE ceases to be subject to, or to comply with, the reporting requirements applicable to a company with securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, and until the expiration or earlier exercise of the Option and Put, CAKE shall furnish to FRC:

(a)        within ninety (90) days after the end of each fiscal year of CAKE, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year; and

(b)        within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of CAKE, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its financial officers as presenting fairly in all material respects the financial condition and results of operations of CAKE and its consolidated subsidiaries on a consolidated basis in accordance with generally acceptable accounting principles, consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

Section 23  Miscellaneous.

(a)        Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after being placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth on the signature pages hereof, (iii) if given by telecopier, when such notice or communication is transmitted to the telecopier number set forth on the signature pages hereof, (iv) on the date of confirmation of receipt of transmission by facsimile or email transmission (or, the first (1st) Business Day following such receipt if (A) the date of delivery is not a Business Day or (B) confirmation of receipt is given after 5:00 p.m., Pacific Time), or (v) on the date of confirmation of receipt if delivered by an internationally recognized overnight courier service (or, the first (1st) Business Day following such receipt if (A) the date of delivery is not a Business Day or (B) confirmation of receipt is given after 5:00 p.m., Pacific Time).  Each of the parties shall be entitled to specify a different address by giving the other parties notice as aforesaid.

(b)        This Agreement and the other Definitive Documentation, and the exhibits and schedules thereto (which are incorporated herein by this reference), constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement.  No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver, unless otherwise expressly provided.  In the event of any conflict between the terms of this Agreement and the terms of any of the other Definitive Documentation, the terms of this Agreement shall govern.

(c)        Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and reference and are not intended to be full or accurate descriptions of the content thereof.

(d)        All of the terms, provisions and obligations of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

(e)        The validity, construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of Arizona applicable to contracts made and to be performed wholly within that State.

(f)        This Agreement may be executed simultaneously in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

(g)        Except for indemnification as expressly provided in Section 13, nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, representatives, successors and assigns any rights or remedies under or by reason of this Agreement.

(h)        In the event any party takes legal action to enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party’s expenses (including, but not limited to, reasonable attorneys’ fees and costs) incurred in such action.

(i)         Each party hereto shall, from time to time at and after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other parties reasonably may request to carry out the purpose and intent of this Agreement and the Definitive Documentation.

(j)         Any controversy arising out of or relating to this Agreement or the transactions contemplated hereby shall be referred to arbitration before the American Arbitration Association strictly in accordance with the terms of this Agreement and the substantive law of the State of

Arizona.  The board of arbitrators shall convene at a place mutually acceptable to the parties in the State of Arizona and, if the place of arbitration cannot be agreed upon, arbitration shall be conducted in Phoenix.  The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof.  Neither party shall institute a proceeding hereunder until that party has furnished to the other party thereto, by registered mail, a least thirty (30) days prior written notice of its intent to do so.

(k)        This Agreement was reviewed by legal counsel for each party hereto and is the product of informed negotiations between the parties hereto.  If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by the parties.  Each party hereto acknowledges that no party was in a superior bargaining position regarding the substantive terms of this Agreement.

(l)         Subject to Section 16(j), each party hereto, to the fullest extent it may effectively do so under applicable law, irrevocably (i) submits to the exclusive jurisdiction of any court of the State of Arizona or the United States of America sitting in the City of Phoenix over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue or any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that a judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America or the State of Arizona (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment and (iv) consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to the address of such party specified in or designated pursuant to Section 16(a).  Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon the personal delivery to such party.  TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE DEFINITIVE DOCUMENTATION.

(m)       Each party shall bear the expenses incurred by it in connection with the negotiation, execution and delivery of this Agreement and the other Definitive Documentation and the consummation of the transactions contemplated thereby.

(n)        The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

THE CHEESECAKE FACTORY INCORPORATED, a Delaware corporation

By:	/s/ David Overton

Name: David Overton,
Title: Chief Executive Officer
26901 Malibu Hills Road
Calabasas, California 91301

Address for Notice Purposes:

The Cheesecake Factory Incorporated
26901 Malibu Hills Road
Calabasas, California 91301
Attn: Debby Zurzolo, General Counsel
########################
Telecopier: ##########

TCF CALIFORNIA HOLDING COMPANY, a California corporation.

By:	/s/ David Overton

Name: David Overton
Title: Chief Executive Officer
26901 Malibu Hills Road
Calabasas, California 91301

Address for Notice Purposes:

The Cheesecake Factory Incorporated
26901 Malibu Hills Road
Calabasas, California 91301
Attn: Debby Zurzolo, General Counsel
########################
Telecopier: ##########

VILLA ENTERTAINMENT GROUP, LLC, A California limited liability company

By	/s/ Randy Delano
Name:	Randy Delano
Title:	Managing Member

Address for Notice Purposes:

##############
##############
Telecopier:	##############
Email:	##############

FRC ENTITIES:

The address for notice purposes of all of the FRC Entities shall be:

4455 East Camelback Road
Suite B100
Phoenix, Arizona 85018

Telecopier:	###########
Email:	###########

SIGNATURES OF THE FRC ENTITIES FOLLOW:

/s/ Samuel W. Fox
SAMUEL W. FOX

FOX RESTAURANT CONCEPTS LLC, an Arizona limited liability company,

By:	FRC Management LLC
Its:	Manager

	By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

FRC MANAGEMENT LLC, an Arizona limited liability company

By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

NORTH INVESTORS LLC, an Arizona limited liability company

By:	FRC Management LLC
Its:	Manager

	By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

NORTH RESTAURANTS LLC, an Arizona limited liability company

By:	FRC Management LLC
Its:	Manager

	By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

NORTH LLCs:

FRC North-Italian (Tucson) LLC, an Arizona limited liability company

By:	FRC Management LLC
Its:	Manager

By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

FRC North (KC 119) an Arizona limited liability company

By:	FRC Management LLC
Its:	Manager

	By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

FRC (North – 119) LLC a Kansas limited liability company

By:	FRC Management LLC
Its:	Manager

	By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

FRC (North-Cherry Creek) LLC an Arizona limited liability company

By:	FRC Management LLC
Its:	Manager

	By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

FRC North-Italian LLC an Arizona limited liability company

By:	FRC Management LLC
Its:	Manager

By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

FRC 40th Street LLC an Arizona limited liability company

By:	FRC Management LLC
Its:	Manager

	By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

FRC North Houston LLC an Arizona limited liability company

By:	FRC Management LLC
Its:	Manager

	By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

FRC (North-Domain Austin) LLC an Arizona limited liability company

By:	FRC Management LLC
Its:	Manager

	By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

FRC - Austin Management LLC a Texas limited liability company

	By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

FRC Domain Beverages LLC a Texas limited liability company

By:	FRC- Austin Management LLC
Its:	Member

	By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

FRC North The Point LLC an Arizona limited liability company

By:	FRC Management LLC
Its:	Manager

	By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

FRC North (Park Place) LLC an Arizona limited liability company

By:	FRC Management LLC
Its:	Manager

	By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

North Legacy West LLC an Arizona limited liability company

By:	FRC Management LLC
Its:	Manager

By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

FRC North FV LLC an Arizona limited liability company

By:	FRC Management LLC
Its:	Manager

	By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

North 2nd Street LLC an Arizona limited liability company

By:	FRC Management LLC
Its:	Manager

	By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

FRC North One Paseo LLC an Arizona limited liability company

By:		FRC Management LLC
Its:		Manager

	By	/s/ Samuel W. Fox
Samuel W. Fox, Manager

FRC North-Italian (Arrowhead) LLC an Arizona limited liability company

By:		FRC Management LLC
Its:		Manager

By		/s/ Samuel W. Fox
Samuel W. Fox, Manager